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                                                                 Exhibit 3.6

                                   BY LAWS OF

                         AMBASSADAIR TRAVEL CLUB, INC.

                                    ARTICLE I

                                 IDENTIFICATION

     A.   NAME

     The name of the Corporation is Ambassadair Travel Club, Inc. (hereinafter referred to as the "Corporation").

     B.   PRINCIPAL OFFICE AND RESIDENT AGENT

     The principal office of the Corporation shall be located at P. O. Box 51609, Indianapolis, Indiana 46251 and the resident agent shall be J. George Mikelsons whose address is P. O. Box 51609, Indianapolis, Indiana 46251.

     C.   POWER TO CHANGE PRINCIPAL OFFICE AND RESIDENT AGENT

     The location of its principal office or the designation of its Resident Agent, or both, may be changed at any time, or from time to time, when authorized by the Board of Directors, by filing with the Secretary of State a certificate signed by the President or Vice-President, and the Secretary or an Assistant Secretary of the Corporation, and verified under oath by one of such officers signing the same, stating the change to be made and reciting that such change is made pursuant to authorization by the Board of Directors.

     D.   PLACE OF KEEPING CORPORATE BOOKS AND RECORDS

     The books of account, records, documents and papers of the Corporation shall be kept at its principal office.

     E.   SEAL

     The Board of Directors of the Corporation may designate the design and cause the Corporation to obtain and use a corporate seal. The Corporation shall not be required to have a corporate




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seal or to use any corporate seal it may have for any purpose whatsoever. The absence of the impression of the corporate seal from any document shall not affect in any way the validity or effect of such document.

     F.   FISCAL YEAR

     The fiscal year of the Corporation shall begin on the 1st day of August, 1982 and end on the 31st day of December, 1982, and then begin on January 1st and end on the 31st day of December each year thereafter.

                                   ARTICLE II

                                     SHARES

     A.   AMOUNT AND CLASS

     The total number of shares which the Corporation shall have authority to issue is one thousand (1000) without par value. The one thousand (1000) shares of the Corporation shall be known as the shares of "Common Stock".

     B.   CONSIDERATION FOR SHARES

     The Board of Directors shall issue the Common Stock of the Corporation in such manner and for such consideration as is specifically provided in the Articles of Incorporation, or, to the extent no specific provision is therein contained, in such manner and for such amount of consideration as may be fixed from time to time by the Board of Directors.

     C.   SUBSCRIPTION FOR SHARES

     Subscriptions for shares of the Common Stock of the Corporation shall be paid to the Treasurer at such time or times, in such installments or calls, and upon such terms, as shall be determined from time to time by the Board of Directors.

     D.   PAYMENT FOR SHARES

     Subject to the provisions of the Articles of Incorporation, the consideration for the issuance of shares of the Common Stock of the Corporation may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor actually performed for, or services actually rendered to, the Corporation;


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provided, however, that the part of the surplus of the Corporation which is transferred to capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for the issuance of such shares. When payment of the consideration for which a share was authorized to be issued shall have been received by the Corporation, such share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such property, labor or services shall be conclusive. Promissory Notes, uncertified checks or future services shall not be accepted in payment or part payment for any of the Common Stock of the Corporation.

     E.   CERTIFICATE FOR SHARES

     Every shareholder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the President and by the Secretary, certifying the number of shares owned by the shareholder. In case any officer who has signed shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer at the date of issue. No new certificates shall be issued until the former surrendered and cancelled except in the case of a lost or destroyed certificate for which the Board may order a new certificate to be issued upon such terms, conditions and guarantees that the Board may see fit to impose, including the filing of sufficient indemnity.

     F.   CERTIFICATES ISSUED PRIOR TO PAYMENT

     If any certificate, representing shares of the Common Stock of the Corporation, is issued, but the shares represented thereby are not fully paid up, such certificate shall be legibly stamped to indicate the per centum which has been paid up, and as further payments are made thereon, the certificates shall be stamped accordingly.

     G.   TRANSFER OF STOCK

     The Common Stock of the Corporation shall be transferable only on the books of the Corporation upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by his duly authorized attorney, such an endorsement or endorsements to be witnessed by one witness. The requirement for such witnessing may be waived


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in writing upon the form of endorsement by the President of the Corporation.

     H.   LOST, STOLEN OR DESTROYED CERTIFICATES

     The Corporation may issue a new certificate for shares of Common Stock in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish affidavits as to such loss, theft or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft or destruction of such certificate.

                                   ARTICLE III

                            MEETING OF SHAREHOLDERS

     A.   PLACE OF MEETINGS

     All meetings of Shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice thereof, or proxies to represent Shareholders thereat.

     B.   ANNUAL MEETINGS

     The annual meeting of the Shareholders for the election of Directors, and for the transaction of such other business as may properly come before the meeting, shall be held at 3:00 P.M. on the 2nd Tuesday in May of each year, if such day is not a legal holiday, and if a holiday, then on the first following day that is not a legal holiday. Failure to hold the annual meeting at the designated time shall not work any forfeiture or a dissolution of the Corporation.

     C.   SPECIAL MEETINGS

     Special meetings of the Shareholders may be called by the President, by the Board of Directors, or by Shareholders holding of record not less than one-fourth of all the shares of Common Stock outstanding and entitled by the Articles of Incorporation to vote on the business proposed to be transacted thereat; and shall be called by the President or Vice-President at the request in writing of Shareholders holding of record not less than a


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majority of all the shares of Common Stock outstanding and entitled by the
Articles of Incorporation to vote on the business for which the meeting is being called.

     D.   NOTICE OF MEETINGS

     A written or printed notice, stating the place, day and hour of the meeting, and, in case of a special meeting or when otherwise required by any provision of the Indiana General Corporation Act, the Articles of Incorporation or the By-Laws, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary or by the Officers or persons called the meeting to each holder of Common Stock of the Corporation at the time entitled to vote, at such address as appears upon the records of the corporation, at least ten (10) days before the date of the meeting. Notice of any such meeting may be waived in writing by any Shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and the time and place thereof. Attendance at any meeting, in person or by proxy, shall constitute a waiver of notice of such meeting. Each Shareholder who has in the manner above provided waived notice of a Shareholders' meeting, or who personally attends a Shareholders' meeting, or is represented by a proxy duly authorized to appear by an instrument of proxy complying with the requirements hereinafter set forth, shall be conclusively presumed to have been given due notice of such meeting.

     E.   ADDRESSES OF SHAREHOLDERS

     The address of any Shareholder appearing upon the records of the Corporation shall be deemed to be the same address as the latest address of such Shareholder appearing on the records maintained by the Secretary of the Corporation.

     F.   VOTING

     Every holder of Common Stock shall have the right, at every meeting of the Shareholders of the Corporation, with respect to every matter to be voted upon, to one (1) vote for each share of Common Stock standing in his name on the books of the Corporation.

     G.   PROXIES

     A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or a duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the


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date of its execution, unless a longer time is expressly provided herein.

     H.   QUORUM

     At any meeting of Shareholders, a majority of the shares of the Common Stock outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum.

     I.   ORDER OF BUSINESS

     The order of business at the annual meetings, and so far as practicable at all other meetings of Shareholders, shall be:

     Proof of due notice of meeting.
     Call of roll.
     Reading and disposal of any unapproved minutes.
     Annual reports of Offices and Committees.
     Unfinished business.
     New business.
     Election of Directors.
     Adjournment.

     J.   ACTION WITHOUT MEETING

     Any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting if, prior to such action, a consent in writing setting forth the action so taken is signed by all the Shareholders entitled to vote with respect thereto, and such written consent is filed with the proceedings of the Shareholders.

                                   ARTICLE IV

                                   DIRECTORS

     A.   GENERAL POWERS

     The business and affairs of the Corporation shall be managed by its Board of Directors.

     B.   NUMBER, ELECTION AND QUALIFICATION

     At each annual meeting of the Shareholders, the Directors shall be elected by the holders of the Common Stock entitled by the Articles of Incorporation to elect Directors. Directors shall be elected for a term of one (1) year; however, they shall hold office until their respective successors are chosen and


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qualified. Unless changed by an appropriate amendment of this paragraph, the business of the Corporation shall be managed by the Board of Directors; provided that at any time when all the shares of the Corporation are owned beneficially and of record by either one or two persons, the number of Directors shall be equal to the number of Shareholders. Directors need not be Shareholders of the Corporation. The term of any incumbent Director shall not be shortened at any time by a decrease in the number of Directors caused by any change in the By-Laws of the Corporation.

     C.   ANNUAL MEETING

     The Board of Directors shall meet each year immediately after the annual meeting of the Shareholders, at the place where such meeting of the Shareholders has been held, for the purpose of organization, election of Officers, and consideration of any other business that may properly be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of Officers may be held at any subsequent meeting of the Board specifically called in the manner provided in Article IV paragraph D below.

     D.   SPECIAL MEETINGS

     Special meetings of the Board of Directors may be called at any time by the President, and shall be called on the written request of any member of the Board of Directors. Notice of such a special meeting shall be sent by the Secretary to each Director at his residence or usual place of business by first class letter at such time that such notice would reach such place during the second day immediately preceding the day for such meeting; or may be delivered by the Secretary to a Director personally at any time during such second preceding day. At any meeting at which all Directors are present, notice of the time, place and purpose thereof shall be deemed waived; and notice may be waived by absent Directors. Such meetings may be held at any place within or without the State of Indiana, as may be specified in the respective notices, or waivers of notice, thereof.

     E.   QUORUM

     A majority of the actual number of Directors elected and qualified, from time to time shall be necessary to constitute a quorum.


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     F.   VACANCIES

     Any vacancy occurring in the Board of Directors, caused by removal, resignation, death or other incapacity, or increase in the number of Directors, may be filled by a majority vote of the remaining members of the Board of Directors, until the next annual or special meeting of the Shareholders. If the vote of the remaining members of the Board shall result in a tie, and such tie vote is not broken by a successive vote within twenty-four hours, such vacancy shall be filled by vote of the Shareholders at a special meeting called for the purpose.

     G.   ACTION WITHOUT MEETING

     Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if, prior to such action, a written consent is filed with the minutes of proceedings of the Board of Directors or committee.

     H.   REMOVAL

     Any Director may be removed, either with or without cause, at any special meeting of the Shareholders by the affirmative vote of a majority in number of shares of the Shareholders of record present in person or by proxy and entitled to vote for the election of Directors, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting. If the notice calling such meeting shall so provide, the vacancy caused by such removal may be filled at such meeting by vote for the election of Directors.

     I.   POWERS OF DIRECTORS

     The Board of Directors shall exercise all the powers of the Corporation, subject to the restrictions imposed by law, by the Articles of Incorporation, or by the By-Laws.

                                    ARTICLE V

                                    OFFICERS

     A.   NUMBER

     The officers of the Corporation shall consist of the President, Vice-President, Secretary, Treasurer and such other subordinate officers as may be chosen by the Board of Directors


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at such time and in such manner and for such terms as the Board of Directors may prescribe. Any two or more offices may be held by the same person, except that the President shall not concurrently hold office as Secretary.

     B.   ELECTION, TERM OF OFFICE AND QUALIFICATION

     The officers shall be chosen annually by the Board of Directors. Each officer shall hold office until his successor is chosen and qualified, or until his death, or until he shall have resigned, or shall have been removed in the manner hereinafter provided.

     C.   REMOVAL

     Any officer may be removed either with or without cause, at any time, by the vote of a majority of the actual number of Directors elected and qualified, from time to time, at a special meeting called for the purpose.

     D.   RESIGNATIONS

     Any officer may resign at any time by giving written notice to the Board of Directors, or to the President or the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     E.   VACANCIES

     Whenever any vacancies shall occur in any office by death, resignation, removal, increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office during the remainder of the term for which his successor was elected or as otherwise provided herein.

     F.   PRESIDENT

     The President, who shall be chosen from among the Directors, shall preside at all meetings of Shareholders and Directors, discharge all the duties which devolve upon a presiding officer, and perform such other duties as the By-Laws provide or the Board of Directors may prescribe. The President shall have full authority to execute proxies on behalf of the Corporation, to vote stock owned by it in any other corporations, and to execute, with the Secretary, powers of attorney appointing other corporations, partnerships, or individuals the agent of the


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Corporation, all subject to the provisions of the Indiana General Corporation
Act, the Articles of Incorporation and the By-Laws.

     G.   VICE-PRESIDENT

     The Vice-President, who shall be chosen from among the Directors, shall perform all duties incumbent upon the President during the absence or disability of the President, and perform such other duties as the By-Laws may require or the Board of Directors may prescribe.

     H.   SECRETARY

     The Secretary, who shall be chosen from among the Directors, shall attend all meetings of the Shareholders and of the Board of Directors, and shall keep or cause to be kept in a book provided for the purpose a true and complete record of the proceedings of such meetings, and shall perform a like duty for all standing committees appointed by the Board of Directors, when required. He shall attend to the giving and serving of all notices of the Corporation, and shall perform such other duties as the By-Laws may require or the Board of Directors may prescribe.

     I.   TREASURER

     The Treasurer, who shall be chosen from among the Directors, shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation. He shall be the legal custodian of all monies, notes, securities, and other valuables which may from time to time come into the possession of the Corporation. He shall immediately deposit all funds of the Corporation coming into his hands in some reliable bank or other depository to be designated by the Board of Directors, or whenever requested, a statement of the financial condition of the corporation, and shall perform such other duties as the By-Laws may require or the Board of Directors may prescribe.

     J.   DELEGATION OF AUTHORITY

     In case of the absence of any Officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer or to any Director, for the time being, provided a majority of the entire Board concurs.


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

                                   ARTICLE VI

                             LIMITATION OF LIABILITY

     A.   LIMITATION OF LIABILITY

     No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken in good faith, if such person:

     (i) exercised or used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs; or

     (ii) took or omitted to take such action in reliance upon advice of counsel for the Corporation or upon statements made or information furnished by Officers or employees of the Corporation which he had reasonable grounds to believe, or upon a financial statement of the Corporation prepared by an Officer or employee of the Corporation in charge of its accounts, or certified by a public accountant or firm of public accountants; or

     (iii) in good faith considered assets to have a value equal to their book value or followed what he believed to be sound accounting and business practice.

                                   ARTICLE VII

                      CORPORATE ACT, NEGOTIABLE INSTRUMENT,
                           DEEDS, CONTRACTS AND STOCK

     A.   EXECUTION OF NEGOTIABLE INSTRUMENTS

     All checks, drafts, bills, of exchange and orders for the payment of money of the Corporation shall, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be signed by the President or his designee. The Board of Directors may, however, authorize any one or more of such officers to sign checks, drafts, bills or exchange and orders for the payment of money by the Corporation alone and without the necessity of countersignature; and the Board of Directors may designate any employee or employees of the Corporation, in addition to those names above, who may, in the name of the


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Corporation, execute checks, drafts, bills of exchange and orders for the payment of money by the Corporation or in its behalf.

     B.   EXECUTION OF DEEDS, CONTRACTS, ETC.

     All deeds, notes, bonds and mortgages made by the Corporation and all other written contracts and agreements, other than those executed in the ordinary course of corporate business, to which the Corporation shall be a party shall be executed in its name by the President, the Vice-President or by any other officer so authorized by the Board of Directors, acting by resolution; and the Secretary, when necessary or required, shall attest the execution thereof.

     C.   ORDINARY CONTRACTS AND AGREEMENTS

     All written contracts and agreements into which the Corporation enters in the ordinary course of business operation shall be executed by any Officer of the Corporation or by any other employee of the Corporation designated by the Board of Directors, acting by resolution, to execute such contracts and agreements.

     ENDORSEMENT OF CERTIFICATES FOR SHARES

     Unless otherwise directed by the Board of Directors, any share or shares issued by any corporation and owned by the corporation (including re-acquired shares of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the President or Vice-President, and such endorsement shall be duly attested by the Secretary.

     E.   VOTING OF SHARES OWNED BY CORPORATION

     Unless otherwise directed by the Board of Directors, any share or shares issued by any other corporation and owned, or controlled by the Corporation may be voted at any shareholders' meeting of such other corporation by the President of the Corporation if he be present, or in his absence by the Vice-President of the Corporation. Whenever, in the judgment of the President, it is desirable for the Corporation to execute a proxy or give a shareholder's consent in respect to any share or shares issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the President of the Vice-President of the Corporation. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares


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issued by such other corporation and owned by the Corporation in the same manner as such share or shares might be voted by the Corporation.

                                  ARTICLE VIII

                                   AMENDMENTS

     A.   AMENDMENT OF BY-LAWS

     The power to make, alter, amend or repeal the By-Laws of the Corporation is vested in the Board of Directors, but such action shall be taken only at a meeting of the Board specifically called for such purpose or by written consent as provided in Article IV paragraph G of these By-Laws.


                                              Muriel Mikelsons
                                              ----------------------------------
                                              Muriel Mikelsons, Secretary


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